SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C.  20549


                            FORM 8-K


       CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (d) OF THE
        SECURITIES AND EXCHANGE ACT OF 1934 (NO FEE REQUIRED)

                 Date of Report:  February 20, 1997



                           PRO-DEX, INC.
                         -----------------
      (Exact Name of Registrant as Specified in its Charter)

                 Commission File Number 0-14942



            Colorado                            84-1261240
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(State or other Jurisdiction of              (I.R.S. Employer
 Incorporation or Organization)           Identification Number)



     1401 Walnut Street,  Suite 540, Boulder, Colorado 80302
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   (Address Of Principal Executive Offices, Including Zip Code)


Registrant's Telephone Number, Including Area Code: (303)443-6136
























             INFORMATION TO BE INCLUDED IN THE REPORT

ITEM 1.  Changes in the Control of Registrant.  None.
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ITEM 2.  Acquisition or Disposition of Assets.
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         On  February  12,  1997,  the  Registrant's  Board  of
Directors, announced it's intent, pursuant to the provisions of the Asset Purchase Agreement entered on May 11, 1997, to unwind the transaction pursuant to which the Registrant acquired the assets of Pnu-Light Tool Works, Inc., a Missouri corporation. Due to the failure of the expected synergy between the Company's Pnu-Light, Inc. and Micro Motors, Inc. subsidiaries and the market potential not being realized, the Company's Board of Directors elected to report the operations of the Pnu-Light, Inc. subsidiary on a discontinued basis, and in accordance with the unwind provisions of the Asset Puchase Agreement, convey and return the assets of Pnu-Light, Inc. to its former owners in exchange for 368,483 shares of the Company's stock issued therefore. The unwind of the transaction is expected to be completed not later than March 21st, 1997 pursuant to the unwind provisions of the Asset Purchase Agreement.

ITEM 3.  Bankruptcy or Receivership.  None.
         --------------------------

ITEM 4.  Changes in Registrant's Certifying Registered Accountant.  None
         --------------------------------------------------------

ITEM 5.  Other Events.  None.
         ------------

ITEM 6.  Resignation of Registrant's Directors.  None.
         -------------------------------------

ITEM 7.  Financial Statements and Exhibits.  None.
         ---------------------------------

ITEM 8.  Changes in Fiscal Year.  None.
         ----------------------
















                           SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                             PRO-DEX, INC.


                             By:  /s/___________________________
                             George J. Isaac, Vice President and
                             Chief Financial Officer

February 20, 1997
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